Exhibit 99.1

Viasat’s Mark Dankberg to Resume Chairman & CEO Roles

Rick Baldridge to Become Vice Chairman

CARLSBAD, Calif., June 29, 2022 — Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced that, effective July 1, 2022, Mark Dankberg, Viasat’s co-founder and executive chairman, will resume the roles of chairman and CEO, while current President and CEO Rick Baldridge will assume a newly created vice chairman position. Baldridge will focus on the remaining steps to closing the Inmarsat acquisition, and the organizational integration planning and execution strategy to position the combined companies to achieve the financial and operational objectives underpinning the transaction – including cost, capital, and revenue synergies already identified. The organization change follows Viasat’s recent overwhelming shareholder approval for the acquisition of Inmarsat. Baldridge will also continue to lead Viasat’s evaluations of strategic initiatives and certain ongoing organizational initiatives.

Baldridge’s new role also reflects the results of internal organizational planning and evolution over the past two years designed to scale Viasat internal operational responsibilities. Since co-founding Viasat in 1986, Dankberg has led Viasat’s growth, technology strategy and commercial operations over many years, and served as chairman and CEO from inception through 2020. Now, Dankberg will be supported in overseeing Viasat’s day-to-day operations by Kevin Harkenrider, a long time Viasat executive with experience in a broad range of operating roles who was promoted to Chief Operating Officer in 2021.

Commenting on behalf of Viasat’s Board of Directors, Lead Independent Director Sean Pak stated, “Today’s moves allow us to optimize the contributions of Viasat’s foundational leaders in Mark and Rick, and reflect the Company’s commitment to a thoroughly planned and executed integration with Inmarsat that will position us to achieve the financial and operational results enabled by the transaction. Through their close and selfless partnership Mark and Rick have created and led an exceptional management team that is delivering outstanding growth in the satellite industry.

“A combination of technology and strategy leadership in a rapidly growing and dynamic market, plus integration of the best aspects of Viasat’s and Inmarsat’s executive, operational, and go-to-market skills will be required to achieve our objectives. Beyond Mark and Rick, we are confident in the broad management bench strength at the Company as we capitalize on our compelling combination of spectrum, licenses, space and ground assets, our existing talent, and the new talent brought by the Inmarsat transaction and distribution to build a global communications leader.”

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 36 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the focus and responsibilities of Messrs. Dankberg, Baldridge and Harkenrider; and Viasat’s planned acquisition of Inmarsat, and the financial and operational benefits enabled by the transaction. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the acquisition, including the expectation of enhancements to Viasat’s products and services, greater revenue opportunities, operating efficiencies, and cost savings; the ability to ensure continued performance and market growth of the business; changes in the global business environment and economic conditions; the availability and cost of capital; changes in relationships with key customers, suppliers, distributors, resellers, and others as a result of the acquisition; our dependence on a limited number of key employees; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2022 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts:

Jessica Packard, Public Relations—Viasat Corporate, +1 (442) 357-0327, PR@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

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